                                                                  Exhibit 10.26


                  AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS


         THIS AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS (the "Agreement") is effective as of the 15th day of February, 1996, by and between VELOCITY DISTRIBUTION, INC., a California corporation ("Seller"), BRAD FANSHAW and CHARLOTTE FANSHAW (the "Fanshaws"), BOYD CODDINGTON and DIANE CODDINGTON ("Coddington") and BOYDS WHEELS, INC., a California corporation ("Buyer"). The Buyer is sometimes referred to herein as "The Company".


                              W I T N E S S E T H:

         WHEREAS, Seller is the holder of an exclusive worldwide license to market promotional clothing and accessories bearing Buyer's logos and trademarks.

         WHEREAS, Seller wishes to sell and dispose of its assets and certain of its liabilities; and

         WHEREAS, Buyer wishes to purchase such assets and assume certain of Seller's liabilities on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties agree as follows:


                                    ARTICLE I
                                 SALE OF ASSETS

         1.1 Assets. Subject to the terms and conditions set forth in this Agreement and for the consideration specified in Section 1.2 below, at the Closing, as hereinafter defined, Seller hereby agrees to sell and transfer to Buyer, and Buyer hereby agrees to purchase, the Assets set forth on Exhibit 1.1 hereto, wherever located and regardless of whether reflected on the balance sheet of Seller (collectively, the "Assets").

         1.2 Assumption of Certain Disclosed Liabilities. At the Closing, Buyer shall assume only those debts, obligations and liabilities of Seller described in Exhibit 1.2 hereto (the "Assumed Liabilities"), including, without limitation, wages payable by Velocity to Charlotte Fanshaw in the amount of Fifty-Three Thousand Nine Hundred Eighty-One Dollars and Ninety-Three Cents ($53,981.93) ("Wages Payable"). In addition, the Company agrees to pay to Charlotte Fanshaw an amount equal to Six Thousand Five Hundred Thirty-Eight and 46/100 Dollars ($6,538.46) as compensation for services rendered to Velocity for the period September 1, 1995 through November 11, 1995 ("Additional Wages"). The Wages Payable and the Additional Wages are referred to herein as "Wages". Buyer shall pay to Charlotte Fanshaw at the Closing, an amount equal to Thirty-Four Thousand Forty-Two Dollars ($34,042) as part payment of the Wages, and the balance of Twenty-Six Thousand Four Hundred

Seventy-Eight Dollars and Thirty-Nine Cents ($26,478.39) for the Wages shall be paid in three equal monthly installments of Eight Thousand Eight Hundred Twenty-Six Dollars and Thirteen Cents ($8,826.13) on March 10, 1996, April 10, 1996 and May 10, 1996. Such amounts constitute full and complete payment of all Wages payable to Charlotte Fanshaw.

         1.3 Disclaimer Concerning Other Liabilities. Except for the specific liabilities assumed by Buyer pursuant to Section 1.2 hereof, Buyer does not assume and shall not be required to assume, pay or discharge any duties, obligations or liabilities of Seller whatsoever, past, present or future, fixed or contingent, direct or indirect, known or unknown, express or implied. Without limiting the generality of the foregoing, except as provided in Section 1.2, Buyer does not assume and shall not be required to assume, pay or discharge any of the following liabilities, obligations or undertakings of Seller:

                  (a) any accounts payable of Seller;

                  (b) any debt, obligation or liability under or pursuant to any lease, contract or other agreement;

                  (c) any accrued liabilities at the Closing Date for salaries, wages, vacation pay, payroll taxes, and other fringe benefits, including without limitation unemployment insurance, disability insurance and FICA;

                  (d) except as indicated in Exhibit 1.2 or pursuant to Section
         2.4 of this Agreement, any liability or obligation for any local, state, federal or foreign income, sales, franchise, employment, payroll, gross receipts, property or other such taxes of any kind whatsoever;

                  (e) any and all liabilities or claims arising or resulting from or in respect of the employment by Seller of any person prior to the Closing, including liabilities or claims for wages, vacation, holiday, sick or personal leave pay, termination or severance pay, worker's compensation, or other employment related payments, and any contributions to any pension, insurance or other employee benefit plan for which Seller has an obligation measured by or accrued with reference to Seller's employment of any person or services rendered pursuant to such employment prior to the Closing Date.

         1.4 Indemnity. Seller is and shall continue to be solely and exclusively liable for all the foregoing matters and shall pay any liabilities and obligations of every kind or character hereinabove enumerated before the same shall become delinquent and will indemnify and hold Buyer harmless from and against any and all costs, claims, liabilities and expense, including reasonable attorneys' fees and costs of defense incurred in investigating or defending any such claim.

                                   ARTICLE II
                                     CLOSING

         The Closing of the sale of the Assets shall take place at the offices of Rutan & Tucker on __, 1996, or at such other time as may be agreed upon by the parties hereto (the "Closing Date").


                                   ARTICLE III
                             MUTUAL GENERAL RELEASE

         3.1 Releasees.

                  (a) Except for the obligations expressly provided for in this Agreement, the Settlement Agreement and General Release (the "Settlement Agreement") of even date herewith between the Company and Boyd Coddington, on the one part, and Brad Fanshaw, on the other part, or any options to purchase stock of the Buyer held by Fanshaw, (the "Options"), the Fanshaws, for themselves and for each of their successors, predecessors, assigns, heirs, officers, partners, agents and representatives (the "Fanshaw Releasors"), each hereby releases, acquits and forever discharges the Buyer, Coddington, as well as each of their affiliates, employees, officers, directors, trustees, partners, shareholders, attorneys, servants, representatives, principals, guarantors, sureties, insurers and agents, past and present, and each of them, whether known or unknown, disclosed or undisclosed, and their respective heirs, successors and assigns (the "Company Released Parties"), of and from any and all actions, suits, causes of action, claims, liabilities, indebtedness, debts, demands, sums of money, obligations, agreements, controversies, contracts, covenants, judgments, orders, rights to injunctive or declaratory relief, breaches of contract, breaches of duty of any relationships, acts, omissions, promises, representations, administrative claims, arbitration rights, liens, claims of lien, loss of services, controversies, expenses, damages, costs, attorneys' fees and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, liquidated or unliquidated, matured or unmatured which the Fanshaw Releasors ever had, now have or may have against the Company Released Parties, or any of them, including without limitation, arising out of or relating to their employment by the Buyer and Velocity and their respective interests in said companies.

                  (b) Except for the obligations expressly provided for in this Agreement, the Settlement Agreement and/or the Options, the Buyer and Coddington, for themselves and for each of their successors, predecessors, assigns, heirs, officers, partners, agents and representatives (the "Company Releasors"), each hereby releases, acquits and forever discharges the Fanshaw Releasors, as well as each of their affiliates, employees, officers, directors, trustees, partners, shareholders, attorneys, servants, representatives, principals, guarantors, sureties, insurers and agents, past and present, and each of them, whether known or unknown, disclosed or undisclosed, and their respective heirs, successors and assigns (the "Fanshaw Released Parties"), of and from any and all actions, suits, causes of action, claims, liabilities, indebtedness, debts, demands, sums of money, obligations, agreements, controversies, contracts, covenants, judgments, orders, rights to injunctive or declaratory relief, breaches of contract, breaches of duty of any relationships, acts, omissions, promises, representations, administrative claims, arbitration rights, liens, claims of lien, loss of services, controversies, expenses, damages, costs, attorneys' fees and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, liquidated or unliquidated, matured or unmatured which the Company Releasors ever had, now have or may have against the Fanshaw Released Parties, or any of them, including without limitation, arising out of or relating to their employment by the Company and Velocity and their respective interests in said companies.

         3.2 General Nature of Release. The Releases set forth above in Article III of this Agreement are general releases of all claims, demands, causes of action, obligations, damages and liabilities of any nature whatsoever that are described in the Releases and are intended to encompass all known and unknown, foreseen and unforeseen claims which the parties may have against each other, or any of them, except for any claims which may arise from the terms of this Agreement, the Settlement Agreement or the Options.

         3.3 Risk of Additional or Different Facts. Each of the parties acknowledges that he, she or it may hereafter discover facts different from or in addition to those which he, she or it now knows or believes to be true, and he, she or it expressly agrees to assume the risk of the possible discovery of additional or different facts, and agrees that this Agreement shall be and remain effective in all respects regardless of such additional or different facts.

         3.4 Release of Section 1542 Rights. Further, each of the parties expressly agrees that he, she or it waives and relinquishes all rights and benefits he, she or it may have under Section 1542 of the Civil Code of the State of California. That section reads as follows:

                  Section 1542. [Certain claims not affected by general release.] A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                                   ARTICLE IV
                                    INDEMNITY

         4.1 Buyer's Indemnity. Buyer agrees to indemnify and defend the Fanshaws against, to hold the Fanshaws harmless against and to reimburse the Fanshaws for, any actual damage, loss, cost or expense (including attorneys' fees and costs of investigation incurred in defending against and/or settling such damage, loss, cost or expense or claim and any amounts paid in settlement thereof) reasonably incurred by the Fanshaws in connection with any claim or suit brought by any third party against the Fanshaws involving or arising out of the conduct by the Company of the business of the Velocity division on or after November 11, 1995.

         4.2 Duration of Indemnity. The indemnity set forth in Section 4.1 shall survive the Closing. Any matter concerning which a claim has been asserted hereunder which is pending or unresolved at the end of such periods shall continue to be governed by the terms and conditions of this Article IV until finally terminated or otherwise resolved.

         4.3 Notification and Participation. The Fanshaws agree to notify the Buyer of any liabilities, claims, litigation or proceeding that reasonably appears to involve matters covered by the indemnities set forth herein promptly upon its discovery or notification thereof, whether before or after the Closing Date.

         4.4 Limitation on Claims. No claim for indemnity pursuant to Section
4.1 shall be made unless and until the total of such claim and all similar claims exceeds Five Thousand Dollars ($5,000). If the total of such claims exceeds Five Thousand Dollars ($5,000), all such claims (and not merely that amount in excess of Five Thousand Dollars ($5,000)) shall be payable hereunder.


                                    ARTICLE V
                                OTHER PROVISIONS

         5.1 Covenant Not to Compete. In consideration of the payment of Twenty-Four Thousand Five Hundred Eighty-Four and 61/100 Dollars ($24,584.61) (the "Non-Compete Payment"), payable in three equal monthly installments of $8,194.87, payable on each of March 10, 1996, April 10, 1996 and May 10, 1996,
Charlotte Fanshaw ("C. Fanshaw") agrees that, for a period of five (5) years from the date of this Agreement (the "Restricted Period"), she shall not:

                  (a) (i) directly or indirectly, own (through any form of ownership other than ownership of securities of a publicly-held corporation of which C. Fanshaw owns, or has real or contingent rights to own, less than five percent (5%) of any class of outstanding securities), finance, manage, operate, control, join or participate in the ownership, management, operation or control, or be employed or connected as a director, officer, principal, agent, employee, employer, adviser, consultant, partner or in any other individual or representative capacity whatsoever, either for her own benefit or for the benefit of any other person or entity of whatever kind, with, of or by, any business, firm, corporation (governmental or private) or any other entity of whatever kind (a "Fanshaw Affiliate"), which is, directly or indirectly, competitive with any aspect of the "Company Business" as hereinafter defined, as carried on prior to the date hereof and as of the date hereof, in any foreign country or state of the United States in which the Company has carried on or, as of the date hereof, is carrying on business in respect of any Company Business; and without limiting the provisions of this Subsection (a)(i),

                  (ii) (1) directly or indirectly canvass or solicit any of the customers of the Company or its affiliates to purchase goods or services of the type described in Section 5.1(c) below, from any other person or entity, provided that C. Fanshaw shall not be deemed to be in breach of this provision if a Fanshaw Affiliate does so without any of the Fanshaws' recommendation or involvement; (2) directly or indirectly request or advise any customer, supplier or licensor of the Company or its affiliates or any person engaging in business activities or transactions with the Company or its affiliates to withdraw, curtail or cancel its business or such activities or transactions with the Company or its affiliates; or (3) directly or indirectly seek to obtain or obtain from any licensor of the Company or its affiliates, any license with respect to goods or services of the type specified in Section 5.1(c) below.

                  (b) As used in this Article V: the term "at the date hereof" shall mean the Effective Date hereof; and "affiliate" shall mean any entity controlling, controlled by or under common control with the Company.

                  (c) The term "Company Business" is defined, for purposes of this Agreement, as the design, manufacture, distribution and/or marketing of aluminum wheels, motorcycle wheels, go-cart wheels, custom wheels, steering wheels and OEM wheels (collectively "Wheels"), billet aluminum accessories and car care products for the automotive aftermarket. The Company Business shall be defined, for purposes of this Agreement, in its broadest sense.

                  (d) Notwithstanding anything in this Agreement to the contrary, the Fanshaws shall not be precluded by this Agreement from directly or indirectly owning, financing, managing, operating, controlling or being employed by or otherwise connected with any business, firm, or entity which is engaged in the retail or wholesale distribution and marketing of Wheels, billet aluminum accessories and car care products for the automotive aftermarket and not in the design and/or manufacture of such products.

                  (e) During the Restricted Period, C. Fanshaw shall keep secret and retain in strictest confidence and shall not use for the benefit of herself or others, all confidential matters of the Company relating to the Company Business, including, without limitation, "know how", trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, design and design projects, inventions and research projects of the Company (the "Confidential Information") learned by C. Fanshaw heretofore or hereafter. The obligations of confidentiality and nondisclosure imposed upon C. Fanshaw pursuant to this Agreement shall not apply when:

                           (i) The Confidential Information disclosed to C.
                  Fanshaw was in the public domain at the time of disclosure, or at any time after disclosure has become (except by breach of this Agreement or by other improper means as defined in California Civil Code Section 3426.1) a part of the public domain by publication or otherwise; or

                           (ii) Disclosure is made pursuant to subpoena or other
                  legal process; or

                           (iii) Disclosure is made pursuant to the prior
                  written consent of the Company.

                  (f) All memoranda, notes, lists, records and other documents (and all copies thereof), including such items stored in computer memories, on microfiche, or by any other means made or compiled by or on behalf of C. Fanshaw, or made available to C. Fanshaw relating to the Company are and shall be the Company's property and shall be delivered to the Company immediately upon execution of this Agreement.
         C. Fanshaw agrees not to retain any written or other tangible material containing any information concerning or disclosing any of the Confidential Information. Upon execution of this Agreement, C. Fanshaw shall deliver to the Company all Company keys, credit cards, codes and any and all other Company belongings.

                  (g) During the Restricted Period, C. Fanshaw shall not, directly or indirectly, hire or solicit any employee of the Company or of its affiliates or encourage such employee to terminate such employment, provided that C. Fanshaw shall not be deemed to be in breach of this provision if a Fanshaw Affiliate does so without any of the Fanshaws' recommendation or involvement.

                  (h) During the Restricted Period, C. Fanshaw shall not, directly or indirectly, encourage any consultant then under contract with the Company or any of its affiliates to terminate such relationship.

                  (i) C. Fanshaw acknowledges that legal remedies at law for a violation of this Agreement will not be adequate and that the damage to the Company and/or its affiliates as a result of such violation will be irreparable. Consequently, Buyer and/or its affiliates shall each be entitled, as a matter of right, and in addition to any other remedies available at law or in equity, to have this Agreement specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of this Agreement would cause irreparable injury to Buyer and its affiliates, and that money damages will not provide an adequate remedy to Buyer; therefore, Buyer and its affiliates shall be entitled to immediate temporary and permanent injunctive relief and other appropriate equitable relief, without the posting of any bond or other security by Buyer, for any such breach or threatened breach. Such relief shall be in addition to any other relief to which the Company may be entitled at law or in equity.

                  (j) In addition to the remedies provided to the Company pursuant to Section 5.1(i) above, if a court of competent jurisdiction shall finally determine (with appeals exhausted or waived) that C. Fanshaw has breached any of the terms of this Article V, C. Fanshaw shall forfeit the Non-Compete Payment provided in this Article V and, whether or not the court finds that the non-compete provisions are lawfully enforceable, she shall forthwith, upon demand by the Company, reimburse the Company for any such amounts in an amount which represents the pro rata portion of the Non-Compete Payment relating to any remaining term of the Restricted Period.

         5.2 Bulk Sales. Buyer hereby waives compliance by Seller with the provisions of the Uniform Commercial Code and other applicable statutes of any jurisdiction relating to the bulk transfer of property. Seller agrees to indemnify Buyer against, to hold Buyer harmless against and to reimburse Buyer for, any actual damage, loss, cost or expense (including attorneys' fees and costs of investigation incurred in defending against and/or settling such damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof) reasonably incurred by Buyer by reason of the failure of Seller to comply with any such law, other than liabilities which Buyer shall have expressly assumed pursuant to this Agreement.

         5.3 Notices. Any notices pursuant to this Agreement, shall be given by registered or certified mail return receipt requested addressed as follows:

         If to Buyer:       Boyds Wheels, Inc.
                            8380 Cerritos Avenue
                            Stanton, California 90680
                            Attn: Boyd Coddington,
                                  Chief Executive Officer

         With a copy to:    Rutan & Tucker
                            611 Anton Boulevard, Suite 1400
                            Costa Mesa, California 92626
                            Attn: Evridiki (Vicki) Dallas, Esq.

         If to Seller:      Velocity Distribution, Inc.
                            _______________________________
                            _______________________________
                            Attn:  Boyd Coddington and
                                   Brad Fanshaw

         If to Fanshaw:     Brad and Charlotte Fanshaw
                            12461 Country Lane
                            Santa Ana, California 92705

         With a copy to:    Sheppard, Mullin, Richter & Hampton
                            19th Floor, 501 West Broadway
                            San Diego, California 92101-3505
                            Attn: Guy Halgren, Esq.

         If to Coddington:  Boyd and Diane Coddington
                            _______________________________
                            _______________________________
                            _______________________________


(or at such other address or to such other person or persons as may be designated by notice in writing) and shall be deemed delivered two business days after placed in the mail.

         5.4 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits, schedules and statements delivered pursuant to the terms of this Agreement, constitutes the entire agreement between the parties hereto and supersedes any prior agreement and understanding of the parties in connection herewith. The parties to this Agreement each acknowledge that no representations, inducements, promises, agreements, or warranties, oral or otherwise, have been made by them, or anyone acting on their behalf, which are not embodied in this Agreement, that they have not executed this Agreement in reliance on any such representations, inducements, promise, agreement or warranty, and that no representation, inducement, promise, agreement or warranty not contained in this Agreement, including, but not limited to, any purported supplements, modifications, waivers, or terminations of this Agreement, shall be valid or binding, unless executed in writing by all of the parties to this Agreement. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Except for the obligations expressly provided for in the Agreement or in the Settlement Agreement or any options to purchase stock of the Company held by Fanshaw, the parties each covenant and agree never to commence, aid in any way, prosecute or cause to be commenced or prosecuted any action or other proceeding based upon any claims, demands, causes of action, obligations, damages or liabilities which are the subject of this Agreement, or to assist others in the prosecution of any claims or actions against any of the released parties.

         5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         5.7 Headings. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         5.8 No Assignments. This Agreement may not be assigned by operation of law or otherwise without the written consent of the other party hereto.

         5.9 Other Agreements. Effective upon the Closing Date, the License Agreement dated November 1, 1993, by and between Seller and the Company shall terminate. This Agreement supersedes that certain Letter of Agreement attached hereto as Exhibit 5.9 in its entirety.

         5.10 Non-Assignment of Claim. The parties each warrant that he, she or it has made no assignment and will make no assignment of any claim, chose in action, right of action, or any right of any kind whatsoever, embodied in any of the claims and allegations referred to herein, and that no other person or entity of any kind (other than as expressly mentioned above) had or has any interest in any of the demands, obligations, actions, causes of action, debts, liabilities, rights, contracts, damages, attorneys' fees, costs, expenses, losses or claims referred to herein.

         5.11 Binding Effect on Successors and Assigns. This Agreement and all the terms and provisions hereof, shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

         5.12 Interpretation. Should any portion, word, clause, phrase, sentence or section of this Agreement be declared void or unenforceable, such portion shall be considered independent and severable from the remainder, the validity of which shall remain unaffected. Whenever required by the context, as used in this Agreement the singular number shall include the plural, and the masculine gender shall include the feminine and neuter.

         5.13 Attorneys Fees. Should any legal action, arbitration or other proceeding be commenced to secure the performance of this Agreement and in obtaining any appropriate relief based thereon, the party prevailing in such legal action, arbitration or other proceeding shall, in addition to such other relief as may be awarded, be entitled to recover costs and reasonable attorneys' fees.

         5.14 Failure to Assert Right is Not Waiver. Failure to insist on compliance with any term, covenant or condition contained in this Agreement shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.

         5.15 Knowing and Voluntary Agreement. This Agreement in all respects has been voluntarily and knowingly executed by the parties hereto. Fanshaws specifically represent that they are represented by counsel, that they have been given the opportunity to consult with their attorney, and that they have consulted with their attorney to their satisfaction concerning the terms and conditions of this Agreement. Fanshaws further represent that they have carefully read and fully understand all of the provisions of this Agreement, and that they are voluntarily entering into this Agreement.

         5.16 Their Own Costs. Each party to this action and/or this Agreement shall bear and sustain his or her own costs and disbursements incurred in its preparation and negotiation.

         5.17 Method of Dispute Resolution. The parties agree that any controversy or dispute arising from or in connection with this Agreement, its interpretation, performance or termination, shall, upon demand of a party, be submitted to and decided by binding arbitration. The arbitration shall be conducted pursuant to Part 3, Title 9 of the California Code of Civil Procedure (Sections 1280-1288.8). Discovery, including depositions for the purpose of discovery, shall be broadly permitted, and the provisions of Code of Civil Procedure Section 1283.05 shall apply. Any demand to arbitrate, for purposes of the statute of limitations, shall have the same effect as if suit had been filed on the date the demand is made. The arbitration shall occur in Orange County, California. The parties shall agree upon an arbitrator twenty-one (21) days after the demand is made, and if the parties fail to so agree, then any of them may apply to the court for an order appointing an arbitrator meeting the requirements of this section. The decision of the arbitrator shall be final and binding, and shall be subject to confirmation, correction or vacation in accordance with the provisions of Code of Civil Procedure Sections 1285-1287.4. Any application, petition or other proceeding
(i) to enforce the award or the provisions of this Agreement, (ii) to the extent that the arbitrator does not have the power or authority to resolve or grant the relief sought, and/or (iii) for provisional or equitable relief pending appointment of the arbitrator, shall be commenced in the appropriate state or federal courts having jurisdiction in Orange County, California and the parties hereby consent to jurisdiction and venue in such courts.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its duly authorized representative as of the date first above written.

         "BUYER"                       BOYDS WHEELS, INC.


                                       By:________________________________
                                          Its Chief Executive Officer


                                       By: _______________________________
                                           Its Chief Financial Officer


         FANSHAW:                      ___________________________________
                                       BRAD FANSHAW


                                       ___________________________________
                                       CHARLOTTE FANSHAW



         CODDINGTON:                   ___________________________________
                                       BOYD CODDINGTON


                                       ___________________________________
                                       DIANE CODDINGTON


         "SELLER"                      VELOCITY DISTRIBUTION, INC.


                                       By:________________________________
                                          Its Secretary

                                   EXHIBIT 1.1

                                     Assets


Cash                                                                  $23,610.00
Trade Accounts Receivable                                               8,787.00
Inventory                                                              30,795.00
Property and Equipment
         Mirror                                1,820
         Display Racks                         3,250
         Computer                              1,000
         Office Equipment                      1,495
         Design Tooling                        7,568
         Mailing                               5,000
                                               -----
Total Proprietary and Equipment                                        20,133.00
Accumulative Depreciation                                             (4,288.00)
Other Assets                                                              633.00
                                                                       ---------
Total Assets                                                           79,670.00
                                                                       =========

                                   EXHIBIT 1.2

                             The Assumed Liabilities

Trade Accounts Payable                                               $  8,336.00
Income Tax Payable                                                      5,109.00
Wages Payable (to Charlotte Fanshaw)                                   53,981.93
Loan From Stockholders                                                 13,920.00
                                                                     -----------
Total Liabilities                                                    $ 81,346.93
                                                                     ===========

                                   EXHIBIT 2.1

                                 Net Book Value

                                   EXHIBIT 2.2

                                   Instruments

                                   EXHIBIT 5.4

                                   Litigation


                                      None